UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 27, 2009
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 27, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of MetLife, Inc. (the “Company”) approved a new form of Management Performance Share Agreement (the “Form of Performance Share Agreement”) pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “Plan”), effective immediately for future grants of performance shares (“Performance Shares”) under the Plan.
     Performance Shares are units that may become payable in shares of Company common stock at the end of a three-year performance period (a “Performance Period”). In order for Performance Shares to be payable, the Company must generate positive net income for either the third year of the Performance Period or for the Performance Period as a whole. If net income is so generated, the Committee determines the number of Performance Shares payable by reference to the Company’s performance relative to the Fortune 500® companies included in the Standard & Poor’s Insurance Index (the “Insurance Index Comparators”). Such performance is measured by reference to total shareholder return (“TSR”) and change in annual net operating earnings available to common shareholders per share (“Operating EPS”). The Company’s performance in TSR is compared to the composite return of the Insurance Index Comparators during the Performance Period. The Company’s performance in change in annual Operating EPS is measured year over year for each year of the Performance Period, as compared to the other companies in the Insurance Index Comparators (other than companies which adopt International Financial Reporting Standards before the Company does). For each year, Operating EPS will be defined in the Company’s Quarterly Financial Supplement for the fourth quarter of the prior year.
     The amount of Performance Shares payable can be as low as zero and as high as twice the number of Performance Shares granted. Each of the two performance elements (TSR and Operating EPS) is weighted equally and added together to determine the total performance factor. The total performance factor is multiplied by the number of Performance Shares granted to determine the final number of Performance Shares payable, if any.
     The following are some significant sample performance results for TSR, and their corresponding performance factors:

Company TSR minus Insurance Index Comparators TSR equals:	Performance factor:

30% or above	100%
0%	50%
-25%	25%
-26% or less	0%
     The following are some significant sample performance results for Operating EPS, and their corresponding performance factors:

Company rank as a percentile of the companies in the Insurance Index Comparators:	Performance factor:

75th or above	100%
median	50%
25th	25%
below 25th	0%
     Recipients of Performance Share grants generally must remain employed by the Company or its affiliates through the end of the Performance Period in order to earn payout of Performance Shares. However, a recipient who is or becomes retirement eligible, bridge eligible for retirement-related medical benefits, or eligible for long-term disability benefits under a benefit plan sponsored by the Company or its affiliates during the Performance Period receives a payout. A prorata payment in cash is made if the recipient’s employment is discontinued with severance pay during the Performance Period, without any adjustment for Company performance.
     The foregoing description of the Form of Performance Share Agreement is a summary, is not complete and is qualified in its entirety by reference to the Form of Performance Share Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On January 27, 2009, the Company issued a press release announcing the date of its 2009 annual shareholders meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits
10.1 Form of Management Performance Share Agreement under the Plan (effective January 27, 2009).

99.1 Press release of MetLife, Inc., dated January 27, 2009, announcing the date of its 2009 annual shareholders meeting.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: January 30, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Management Performance Share Agreement under the Plan (effective January 27, 2009).

99.1	Press release of MetLife, Inc., dated January 27, 2009, announcing the date of its 2009 annual shareholders meeting.